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                                                                    EXHIBIT 99.4

                          AT&T WIRELESS SERVICES, INC.

                LETTER TO DEPOSITORY TRUST COMPANY PARTICIPANTS
                         FOR TENDER OF ALL OUTSTANDING

                  $1,000,000,000 7.350% SENIOR NOTES DUE 2006
                  $3,000,000,000 7.875% SENIOR NOTES DUE 2011
                  $2,500,000,000 8.750% SENIOR NOTES DUE 2031

                                IN EXCHANGE FOR
                                   REGISTERED

                  $1,000,000,000 7.350% SENIOR NOTES DUE 2006
                  $3,000,000,000 7.875% SENIOR NOTES DUE 2011
                  $2,500,000,000 8.750% SENIOR NOTES DUE 2031

     THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON
            , 2001, UNLESS EXTENDED (THE "EXPIRATION DATE"). NOTES TENDERED IN SUCH EXCHANGE OFFER MAY BE WITHDRAWN AT ANY TIME PRIOR TO 5:00 P.M., NEW YORK CITY TIME, ON THE EXPIRATION DATE.

TO OUR CLIENTS:

     We are enclosing a prospectus dated                , 2001 of AT&T Wireless
Services, Inc. (the "COMPANY") and the related letter of transmittal. These two documents constitute the Company's offer to exchange its $1,000,000,000 7.350% Senior Notes due 2006, $3,000,000,000 7.875% Senior Notes due 2011, and $2,500,000,000 8.750% Senior Notes due 2031 (collectively, the "EXCHANGE NOTES"), the issuance of which has been registered under the Securities Act of 1933, as amended (the "SECURITIES ACT"), for a like principal amount of its issued and outstanding $1,000,000,000 7.350% Senior Notes due 2006, $3,000,000,000 7.875% Senior Notes due 2011 and $2,500,000,000 8.750% Senior
Notes due 2031 (collectively, the "ORIGINAL NOTES") (the "EXCHANGE OFFER").

     The Exchange Offer for Original Notes is not conditioned upon any minimum aggregate principal amount of Original Notes being tendered for exchange.

     We are the holder of record of Original Notes held by us for your own account. A tender of such Original Notes can be made only by us as the record holder and pursuant to your instructions. The accompanying letter of transmittal is furnished to you for your information only and cannot be used by you to tender Original Notes held by us for your account.

     We request instructions as to whether you wish to tender any or all of the Original Notes held by us for your account pursuant to the terms and conditions of the Exchange Offer. We also request that you confirm that we may on your behalf make the representations contained in the letter of transmittal.

     Pursuant to the letter of transmittal, each holder of Original Notes will represent to the Company that (i) any Exchange Notes received are being acquired in the ordinary course of business of the person receiving such Exchange Notes,
(ii) such person does not have an arrangement or understanding with any person to participate in the distribution of the Original Notes or the Exchange Notes within the meaning of the Securities Act and (iii) such person is not an "affiliate," as defined in Rule 405 under the Securities Act, of the Company or, if it is such an affiliate, it will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable. In addition, each holder of Original Notes will
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represent to the Company that (i) if such person is not a broker-dealer, it is not engaged in, and does not intend to engage in, a distribution of Exchange Notes and (ii) if such person is a broker-dealer that will receive Exchange Notes for its own account in exchange for Original Notes that were acquired as a result of market-making activities or other trading activities, it will deliver a prospectus in connection with any resale of such Exchange Notes; however, by so acknowledging and by delivering a prospectus, it will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

                                          Very truly yours,

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PLEASE RETURN YOUR INSTRUCTIONS TO US IN THE ENCLOSED ENVELOPE WITHIN AMPLE TIME
TO PERMIT US TO SUBMIT A TENDER ON YOUR BEHALF PRIOR TO THE APPLICABLE
EXPIRATION DATE.

                    INSTRUCTION TO REGISTERED HOLDER AND/OR
                    BOOK-ENTRY TRANSFER FACILITY PARTICIPANT

To Registered Holder and/or Participant of the DTC:

     The undersigned hereby acknowledges receipt and review of the prospectus
dated          , 2001 of AT&T Wireless Services, Inc. (the "COMPANY") and the
related letter of transmittal. These two documents together constitute the Company's offer to exchange its $1,000,000,000 7.350% Senior Notes due 2006, $3,000,000,000 7.875% Senior Notes due 2011, and $2,500,000,000 8.750% Senior
Notes due 2031 (collectively, the "EXCHANGE NOTES"), the issuance of which has been registered under the Securities Act of 1933, as amended (the "SECURITIES ACT"), for a like principal amount of its issued and outstanding $1,000,000,000 7.350% Senior Notes due 2006, $3,000,000,000 7.875% Senior Notes due 2011 and
$2,500,000,000 8.750% Senior Notes due 2031 (collectively, the "ORIGINAL NOTES") (the "EXCHANGE OFFER").

     This will instruct you, the registered holder and DTC participant, as to the action to be taken by you relating to the Exchange Offer for the Original Notes held by you for the account of the undersigned.

     The aggregate principal amount of the Original Notes held by you for the account of the undersigned is :

                   Title of Series                                    Principal Amount (FILL IN AMOUNT)
            7.350% Senior Notes due 2006                    $ ---------------------------------------------------
            7.875% Senior Notes due 2011                    $ ---------------------------------------------------
            8.750% Senior Notes due 2031                    $ ---------------------------------------------------

     WITH RESPECT TO THE EXCHANGE OFFER, THE UNDERSIGNED HEREBY INSTRUCTS YOU (CHECK APPROPRIATE BOX):

[ ]  TO TENDER ALL ORIGINAL NOTES HELD BY YOU FOR THE ACCOUNT OF THE
     UNDERSIGNED.

[ ] TO TENDER THE FOLLOWING AMOUNT OF ORIGINAL NOTES HELD BY YOU FOR THE ACCOUNT OF THE UNDERSIGNED:

                   Title of Series                                    Principal Amount (FILL IN AMOUNT)
            7.350% Senior Notes due 2006                    $ ---------------------------------------------------
            7.875% Senior Notes due 2011                    $ ---------------------------------------------------
            8.750% Senior Notes due 2031                    $ ---------------------------------------------------

[ ] NOT TO TENDER ANY ORIGINAL NOTES HELD BY YOU FOR THE ACCOUNT OF THE UNDERSIGNED.

     IF NO BOX IS CHECKED, A SIGNED AND RETURNED INSTRUCTION TO BOOK-ENTRY TRANSFER PARTICIPANT WILL BE DEEMED TO INSTRUCT YOU TO TENDER ALL ORIGINAL NOTES HELD BY YOU FOR THE ACCOUNT OF THE UNDERSIGNED.

     If the undersigned instructs you to tender the Original Notes held by you for the account of the undersigned, it is understood that you are authorized to make, on behalf of the undersigned (and the
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undersigned, by its signature below, hereby makes to you), the representations contained in the letter of transmittal that are to be made with respect to the undersigned as a beneficial owner, including, but not limited to, the representations that (i) any Exchange Notes received are being acquired in the ordinary course of business of the undersigned; (ii) the undersigned does not have an arrangement or understanding with any person to participate in the distribution of the Original Notes or the Exchange Notes within the meaning of the Securities Act; (iii) the undersigned is not an "affiliate," as defined in Rule 405 under the Securities Act, of the Company or, if it is such an affiliate, it will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable; (iv) if the undersigned is not a broker-dealer, it is not engaged in, and does not intend to engage in, a distribution of Exchange Notes and (v) if the undersigned is a broker-dealer that will receive Exchange Notes for its own account in exchange for Original Notes that were acquired as a result of market-making activities or other trading activities, it will deliver a prospectus in connection with any resale of such Exchange Notes; however, by so acknowledging and by delivering a prospectus, the undersigned will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

                                   SIGN HERE
Name of beneficial owner(s):
Signature(s):
Name(s) (please print) :
Address:
Telephone Number:
Taxpayer Identification or Social Security Number:
Date:

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